STATE of DELEWARE
CERTIFICATE of INCORPORATION
of
DYNAMIC APPLICATIONS CORP.

FIRST: The name of the Corporation is DYNAMIC APPLICATIONS CORP.

SECOND: Its registered office in the State of Delaware is to be located at 113 Barksdale Professional Center, Newark, Delaware, County of New Casle, Zip Code 197118. The registered agent in charge thereof is Delaware Intercorp Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FORTH: The amount of the total stock that this corporation is authorized to issue is 200,000,000 shares of common stock with a par value of $0.0001 per share.

FIFTH: The name and mailing address of the incorporator is as follows:
Eyal Rozenberg
Techelen Street
Modiin, 71700
Israel
I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto executed this certificate this 5th day of March, 2008.

By: /s/ Eyal Rozenberg
Incorporator
Name: Eyal Rozenberg, Incorporator

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
DYNAMIC APPLICATIONS CORP.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of DYNAMIC APPLICATIONS CORP. (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article FOUR so that, as amended, said Article shall be and read as follows:
The Corporation shall be authorized to issue twenty billion (20,000,000,000) shares of capital stock, of which nineteen billion nine hundred and eighty million (19,980,000,000) shares shall be shares of common stock, $0.00001 par value (“Common Stock”) and twenty million (20,000,000) shares shall be shares of preferred stock, $0.00001 par value, which may be issued in one or more series (“Preferred Stock”). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the Delaware General Corporation Law.
FURTHER RESOLVED: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said corporation has caused this certificate to be 21st day of July, 2011.
By: /s/ Asher Zwebner
Authorized Officer
Title: ___Chief Financial Officer_____
Name: __Asher Zwebner___________
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STATE of DELEWARE
CERTIFICATE OF AMENDMENT
of
CERTIFICATE of INCORPORATION
of
DYNAMIC APPLICATIONS CORP.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of DYNAMIC APPLICATIONS CORP. (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article FOUR so that, as amended, said Article shall be and read as follows:
"The total number of shares which the Corporation shall be entitled to issue is Five Hundred Twenty Million (520,000,000,000) shares of capital stock consisting of Five Hundred Million (500,000,000) shares of common stock, $0.00001 par value (“Common Stock”) and Twenty Million (20,000,000) shares of preferred stock, $0.00001 par value, and the Board of Directors has the authority to establish one or more series of preferred stock and fix relative rights and preferences of any series of preferred stock to be determined by the Board of Directors. The issued and outstanding shares of common stock at September 30, 2012 are subject to a reverse stock split on a one-for one hundred (1:100) basis."
SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 10th day of September, 2012.
By: /s/ Asher Zwebner
Authorized Officer
Title: ___CFO/ Director____________
Name: __Asher Zwebner___________
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